Exhibit 4.1

HARVEST NATURAL RESOURCES, INC.

11.0% Senior Notes Due 2014

INDENTURE

Dated as of October 11, 2012

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

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Rule 144A/Regulation S Appendix

Exhibit 1 to Appendix – Form of Security

Exhibit A – Form of Transferee Letter of Representation

Exhibit B – Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

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INDENTURE dated as of October 11, 2012, between HARVEST NATURAL RESOURCES, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities issued under this Indenture:

Article 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Entity” means the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.

“Asset Sale” means (a) the sale, lease, conveyance or other disposition of assets (including by way of a sale and leaseback) of the Company or any of its Subsidiaries in excess of (i) $500,000 or with a fair market value in excess of $500,000 or (ii) $1,000,000 when aggregated with the Net Proceeds or fair market value of all other assets subject to any Asset Sales during the same fiscal year, in the case of clause (i) or clause (ii), other than Permitted Dispositions or (b) the issuance or sale of Equity Interests of any of the Subsidiaries of the Company to any Person other than the Company, in the case of either clause (a) or (b) above, whether in a single transaction or a series of related transactions, provided, however, that the consummation of the Petrodelta Transaction shall not constitute an Asset Sale.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease Obligation and (c) all Synthetic Debt of such Person.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms “beneficially owns,” “beneficially owned” and “beneficially owning” will have a corresponding meaning.

“Blocked Person” means a Person who is (a) an OFAC Listed Person or (b) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (i) any OFAC Listed Person or (ii) the government of a country subject to comprehensive U.S. economic sanctions administered by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”).

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the board of directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managers or managing member or members of such limited liability company (as applicable) or any duly authorized committee of managers or managing members (as applicable) thereof; and

(d) with respect to any other Person, the board of directors or duly authorized committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests and limited liability units), rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and (f) interests in any investment company or money market fund substantially all of the assets of which constitute instruments of the type specified in clauses (a) through (e) above.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“Change of Control” means:

(a) any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its properties or assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by an entity, if such person or group beneficially owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such entity);

(b) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(c) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) of the Exchange Act); or

(d) the adoption or approval by the stockholders of the Company of a plan for the liquidation or dissolution of the Company.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(a) was a member of such Board of Directors on the Issue Date; or

(b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facilities” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, commercial paper facilities or Debt Issuances providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to any lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) any lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time, including through one or more Debt Issuances (and regardless of whether with the original administrative agent and lenders or another administrative agent or agents or other lenders and regardless of whether provided under any credit agreement or other agreement or indenture).

“Debt Issuances” means, with respect to the Company or any Subsidiary of the Company, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including, without limitation, any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing) or the taking (including, without limitation, by way of regulation or other commercially equivalent manner) or nationalization of any property of such Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Subsidiary of the Company (other than a Foreign Subsidiary).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the Release of any Hazardous Materials into the environment.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means Indebtedness pursuant to the Company’s 8.25% Senior Convertible Notes due March 1, 2013.

Existing Liens” means any Liens existing on the Issue Date securing any Indebtedness that does not exceed $500,000 individually and as to which the Indebtedness outstanding does not exceed $10 million in the aggregate.

“Foreign Subsidiary” means any Subsidiary of the Company other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time (“U.S. GAAP”). All ratios and computations based on U.S. GAAP contained in this Indenture will be computed in conformity with U.S. GAAP. At any time after the Issue Date and to the extent permitted by the SEC for U.S. reporting companies, the Company may elect to apply International Financial Reporting Standards accounting principles that are accepted by the SEC for U.S. reporting companies (“IFRS”) in lieu of U.S. GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with U.S. GAAP. The Company shall give written notice of any such election made in accordance with this definition to the Trustee and the holders of Securities within 15 days of such election.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary of the Company at the time it becomes a Subsidiary of the Company; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Lease Obligations and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all Guarantees of such Person in respect of any of the foregoing; and

(i) obligations of such Person with respect to preferred stock (other than with respect to the Company’s authorized Series B Preferred Stock that may become issuable under the Third Amended and Restated Rights Agreement dated August 23, 2007, between the Company and Wells Fargo Bank, N.A., as amended).

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issue Date” means the first date on which Securities are issued under this Indenture.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, considered as a single enterprise or (b) a material adverse effect on the ability of the Company to perform its obligations under this Indenture or of any holder of the Securities to enforce or collect any of the Obligations under this Indenture. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means, with respect to any sale or other disposition of any assets, (a) cash received by the Company or any of its Subsidiaries from such sale or other disposition and (b) promissory notes received by the Company or any of its Subsidiaries from such sale or other disposition upon the liquidation or conversion of such notes into cash, in each case after (y) provision for all Taxes resulting from such sale or other disposition, and (z) payment of all brokerage commissions and other fees and expenses related to such sale or other disposition.

“Obligations” means all debts, liabilities, obligations, covenants and duties of, the Company or any Subsidiary Guarantor arising under this Indenture or otherwise with respect to the Securities, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Subsidiary Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC Listed Person” means a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Each such certificate shall comply with Section 314 of the TIA and shall include the statements provided in Section 10.04 hereof.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. Each Opinion of Counsel shall comply with Section 314 of the TIA and include the statements provided in Section 10.04 hereof.

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Permitted Disposition” means any of the following: (a) dispositions of obsolete or worn-out property in the ordinary course of business; (b) dispositions of hydrocarbons in the ordinary course of business; (c) dispositions of equipment or real property to the extent that it is exchanged for credit against the purchase price of similar replacement property or the proceeds of the disposition are promptly applied to the purchase price of the replacement property; (d) dispositions to the Company or a wholly owned Subsidiary of the Company; (e) dispositions of drilling equipment and related assets in the ordinary course of business; (f) farmouts of a percentage of a Subsidiary’s working interest in any properties owned by the Company or any of its Subsidiaries as of the Issue Date, which farmouts are entered into in the ordinary course of business, provided that the aggregate fair market value of such farmouts at any time is less than $100 million; (g) farmouts of a percentage of a Subsidiary’s working interest in any properties acquired by the Company or any of its Subsidiaries after the Issue Date; (h) dispositions permitted by Article 5; (i) dispositions pursuant to sale-leaseback transactions of not more than

$5 million in book value in a fiscal year; and (j) dispositions of oil and gas property or interests (in each case other than from farmouts) in exchange for assets other than cash or Cash Equivalents in transactions entered into on an arm’s length basis and not exceeding $500 million in the aggregate (other than any direct or indirect disposition of properties or interests owned by Petrodelta). For the avoidance of doubt, no Total Asset Sale shall constitute a Permitted Disposition.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Petrodelta” means Petrodelta, S.A., a Sociedad Anomina mixed company organized under the Laws of the Bolivian Republic of Venezuela.

“Petrodelta Transaction” means (a) the transaction contemplated by the PT Pertamina Agreement and (b) any other transaction (whether entailing a merger, consolidation, asset sale or otherwise) in which the Company or any of its Subsidiaries sells or exchanges, directly or indirectly, the Company’s interest in Petrodelta, S.A.

“Petroleum Property” means any interest of a Subsidiary in oil and gas reserves and assets consisting primarily of gas gathering, processing and storage facilities and transmission pipelines.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Project Financing Indebtedness” means Indebtedness incurred to finance oil and gas related projects by a special purpose Subsidiary of the Company to finance the acquisition, construction or development of a specific tangible property or asset (the “Specified Property”) and with respect to which the obligation to repay such obligation is recourse (a) only to the Specified Property, and not to the general credit of, or any other asset of, such Subsidiary or the Company or any of its other Subsidiaries or (b) only to contract revenues under a contract for the sale of products or services manufactured at or derived from the Specified Property by such Subsidiary and entered into in the ordinary course of business, and not to the general credit of, or any other asset of, such Subsidiary or the Company or any of its other Subsidiaries.

“PT Pertamina Agreement” means (a) that certain share purchase agreement by and among HNR Energia B.V., as seller, the Company, as parent, and PT Pertamina (Persero), as buyer, dated June 21, 2012 as executed and as it may be amended, supplemented or otherwise modified from time to time and (b) any other agreement with PT Pertamina (Persero) or one of its Affiliates whereby such parties acquire all or substantially all of the Company’s assets or more than 35% of the Capital Stock or total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its properties or assets).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Materials.

“Responsible Officer” means the chief executive officer, president, chief financial officer or general counsel of the Company or a Subsidiary Guarantor, as applicable. Any document delivered hereunder that is signed by a Responsible Officer of the Company or a Subsidiary Guarantor, as applicable, shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of the Company or such Subsidiary Guarantor, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company or such Subsidiary Guarantor, as applicable.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Restricted Proceeds” means (a) any Net Proceeds from an Asset Sale; (b) 50% of any dividends, distributions or any other cash payments or proceeds received from Petrodelta; and (c) any payments made to the Company or any of its Subsidiaries, in accordance with the terms of the PT Pertamina Agreement, of the deposit paid by PT Pertamina (Persero) to an escrow agent pursuant to the terms of the PT Pertamina Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Company’s notes issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means Indebtedness of the Company or a Subsidiary Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto) to the Securities or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (x) such Person, (y) such Person and one or more Subsidiaries of such Person or (z) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Subsidiary Guarantor” means each Subsidiary of the Company that has become obligated under a Subsidiary Guarantee, in accordance with the terms of the Guarantee provisions of this Indenture, but only for so long as such Subsidiary remains so obligated pursuant to the terms of this Indenture.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap

Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Total Asset Sale” means (a) any Petrodelta Transaction or (b) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d) of the Exchange Act).

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officer or assistant officer, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of, and familiarity with, the particular subject and who shall have been assigned by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Appendix”	2.01
“Bankruptcy Law”	6.01
“bankruptcy provisions”	6.01(7)
“Change of Control Offer”	4.08(b)
“Change of Control Payment”	4.08(b)(1)
“Change of Control Payment Date”	4.08(b)(2)
“Company”	Preamble
“cross-acceleration provision”	6.01(6)(B)
“Custodian”	6.01
“Event of Default”	6.01
“Guaranteed Obligations”	9.01(a)
“judgment default provision”	6.01(9)
“Notice of Default”	6.01
“Paying Agent”	2.03

Term	Defined in Section
“payment default”	6.01(6)(A)
“Restricted Proceeds Offer”	4.06(c)
“Restricted Proceeds Offer Price”	4.06(c)
“Restricted Proceeds Payment”	4.06(d)(1)
“Restricted Proceeds Payment Date”	4.06(d)(2)
“Restricted Proceeds Threshold Date”	4.06(c)
“Registrar”	2.03
“Successor Company”	5.01(a)(1)
“TIA”	1.03
“Trustee”	Preamble

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (the “TIA”), such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9) unless the context otherwise requires, any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(10) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(11) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(12) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(13) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(14) all references to the date the Securities were originally issued shall refer to the Issue Date.

Article 2

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit 1 are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary of the Company incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the depositary.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the holder satisfies any other reasonable requirements of the Trustee. Such holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities with the concurrence of the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. The Company will pay interest on overdue principal of the Securities from time to time on demand at the rate of interest then borne by the Securities pursuant to the terms thereof. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities pursuant to the terms thereof. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the

Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, (a) any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid, and (b) the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Treasury Securities. In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned will be so disregarded. The term “control” (including the terms “controlling”, “controlled by” and “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company.

Article 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable (or, in the case of Securities in global form, the Trustee will select Securities for redemption based on the depositary’s method that most nearly approximates a pro rata selection, unless otherwise required by law or applicable stock exchange or DTC requirements). The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof. No Securities in principal amounts of $2,000 or less can be redeemed in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail, or to be delivered in accordance with applicable DTC procedures, to each holder of Securities to be redeemed at such holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of this Indenture.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and any applicable accrued interest;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(9) any condition precedent applicable to the redemption.

At the Company’s request, upon written notice provided at least 45 days prior to the redemption date (unless the Trustee consents to a shorter period), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section and a copy of the notice of redemption to be mailed to the holders.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed or delivered in accordance with the applicable procedures of DTC, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the last sentence of this Section 3.04. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder. Any redemption or notice of redemption may, at the Company’s option, be subject to one or more conditions precedent.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4

Covenants

So long as any Obligations shall remain unpaid:

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

SECTION 4.02. Reports to Holders. (a) Regardless of whether required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company shall furnish to the holders of the Securities or cause the Trustee to furnish to the holders of the Securities, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K, respectively, if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and shall post the reports on its web site within those time periods. The Company shall at all times comply with TIA §314(a). Delivery of such reports, information and documents to the Trustee, including the certificate required by Section 4.11, is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.11).

(b) For so long as any Securities remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraph (a) of this Section 4.02, the Company and the Subsidiary Guarantors will furnish to the holders of the Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) The Company will be deemed to have furnished the reports required by paragraph (a) if this Section 4.02 or the information required by paragraph (b) of this Section 4.02, as applicable, to the holders of the Securities if it has filed such reports or information, respectively, with the SEC using the EDGAR filing system (or any successor filing system of the SEC) or, if the Company has posted such reports or information, respectively, on its web site, and such reports, certifications or information, respectively, are available to the holders of the Securities through internet access.

(d) Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or certification required by this Section 4.02 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.02) upon furnishing or filing such report or certification as contemplated by this Section 4.02 (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders of the Securities under Article 6 hereof if the principal, premium, if any, and interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

SECTION 4.03. Limitation on Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations of the Company or any Subsidiary (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business (and not for speculative purposes) to hedge or mitigate risks to which the Company or any Subsidiary of the Company is exposed in the conduct of its business or the management of its liabilities and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; provided that the aggregate Swap Termination Value thereof shall not exceed $30 million at any time outstanding;

(b) Indebtedness of a Subsidiary of the Company owing to a wholly owned Subsidiary of the Company if such Indebtedness shall be permitted under the provisions of Section 4.04(a);

(c) Indebtedness under Securities issued under this Indenture;

(d) Existing Indebtedness and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; provided further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Company and its Subsidiaries than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate; provided, further, that such refinancing, refunding, renewing or extending Indebtedness has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced, refunded, renewed or extended;

(e) Guarantees of the Company or any Subsidiary in respect of Indebtedness of the Company or any other Subsidiary otherwise permitted under clauses (a), (b), (c), or (f) of this Section 4.03;

(f) Indebtedness in respect of Capitalized Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 4.09(j); provided, however, that (i) the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10.0 million and (ii) Harvest Holding LLC shall not be permitted to create, incur, assume or suffer to exist any of such Indebtedness;

(g) unsecured Indebtedness of the Company or any Subsidiary of the Company that is subordinated to the Obligations in an aggregate principal amount outstanding not to exceed $40 million at any time; provided that the terms of subordination of any such Indebtedness shall be reasonably satisfactory to the holders of a majority in principal amount of the Securities then outstanding;

(h) Project Financing Indebtedness of any Subsidiary of the Company;

(i) obligations of the Company or any Subsidiary existing or arising under any bank guaranties or letters of credit provided to service companies in the ordinary course of business of the Company and its Subsidiaries with respect to drilling operations, in an aggregate principal amount at any time outstanding not exceeding $10 million;

(j) Indebtedness of Harvest Dussafu BV or any wholly owned Subsidiary of Harvest Dussafu BV to which Harvest Dussafu BV transfers any of its assets held in connection with the operations of Harvest Dussafu BV in the Gabonese Republic (a “Gabon Subsidiary”), in an aggregate principal amount at any time outstanding not exceeding $300 million, incurred for the purpose of funding the operations of Harvest Dussafu BV or any Gabon Subsidiary in the Gabonese Republic.

The Company shall not, directly or indirectly, Incur, or permit any Subsidiary Guarantor to Incur, any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this

Section 4.03, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.04. Limitation on Investments and Restricted Payments. (a) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to make or hold any Investments, except:

(1) Investments held by the Company and its Subsidiaries in the form of Cash Equivalents in an aggregate principal amount for all such Investments not to exceed $800 million at any time outstanding;

(2) advances to officers, directors and employees of the Company and its Subsidiaries in an aggregate amount not to exceed $750,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(3) (A) Investments by the Company and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (B) additional Investments by the Company and its Subsidiaries in the Company or a Subsidiary Guarantor, (C) additional Investments by Subsidiaries of the Company that are not Subsidiary Guarantors in other Subsidiaries of the Company that are not Subsidiary Guarantors, and (D) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Company or any Subsidiary in direct or indirect wholly owned Subsidiaries of the Company that are not Subsidiary Guarantors; provided that the aggregate amount of Investments made pursuant to this clause (D) shall not exceed $500 million;

(4) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(5) Guarantees permitted by Section 4.03;

(6) Investments existing on the date hereof;

(7) the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly owned directly by the Company or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 4.04(a)(7):

(A) any such newly created or acquired Subsidiary shall comply with any applicable requirements of Section 4.10;

(B) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Company and its Subsidiaries in the ordinary course;

(C) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Company or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(D) the total cash and non-cash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under non-compete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and non-cash consideration paid by or on behalf of the Company and its Subsidiaries for all other purchases and other acquisitions made by the Company and its Subsidiaries pursuant to this Section 4.04(a)(7) shall not exceed $200.0 million in the aggregate; and

(E) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing;

(8) Investments by the Company and its Subsidiaries not otherwise permitted under this Section 4.04; provided that the aggregate amount of Investments made pursuant to this Section 4.04(a)(8) shall not exceed $800 million in the aggregate; provided further that, with respect to each Investment made pursuant to this Section 4.04(a)(8):

(A) such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or persons performing similar functions) of the Company or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(B) such Investment shall be in property that is part of, or in lines of business that are, substantially the same lines of business as one or more of the principal businesses of the Company and its Subsidiaries in the ordinary course;

(C) any determination of the amount of such Investment shall include all cash and non-cash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under non-compete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Subsidiaries in connection with such Investment; and

(D) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and

(9) other Investments not exceeding $10.0 million in the aggregate.

(b) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(1) each Subsidiary of the Company may make Restricted Payments to (A) the Company, (B) any Subsidiary Guarantors and (C) any other Person that owns a direct Equity Interest in such Subsidiary Guarantors (to the extent such Subsidiary is making a contemporaneous Restricted Payment to the Company or a Subsidiary Guarantor that also holds an Equity Interest in such Subsidiary), in each case ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(2) the Company and each Subsidiary of the Company may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

(3) the Company and its Subsidiaries may make capital contributions permitted by Section 4.04(a)(3)(B).

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Subsidiary of the Company, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee.

SECTION 4.05. Limitation on Restrictions on Distributions from Subsidiaries.

(a) The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, enter into or permit to exist any Contractual Obligation that:

(1) limits the ability:

(A) of any Subsidiary of the Company to make Restricted Payments to the Company or any Subsidiary Guarantor or to otherwise transfer property to or invest in the Company or any Subsidiary Guarantor, except for any agreement in effect (i) on the date hereof or (ii) at the time any Subsidiary of the Company becomes a Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company;

(B) of any Subsidiary of the Company to Guarantee the Indebtedness of the Company; or

(C) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (C) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 4.03 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or

(2) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

SECTION 4.06. Limitation on Sales of Assets and Restricted Proceeds. (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless no Default or Event of Default exists and is continuing or is created by such disposition and:

(1) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of such assets (as determined in good faith by the Board of Directors of the Company or such Subsidiary and evidenced by a resolution set forth in an Officers’ Certificate, including as to the value of all noncash consideration);

(2) at least 90% of the consideration therefor received by the Company or such Subsidiary, as the case may be, shall be in the form of cash; provided, however, that for the purposes of this clause (2), the following are deemed to be cash: (x) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Subsidiary that are assumed by the transferee in connection with the Asset Sale (other than liabilities that are incurred in connection with or in anticipation of such Asset Sale); and (y) securities received by the Company or such Subsidiary from such transferee that are immediately converted into cash at the face amount or fair market value thereof by the Company or such Subsidiary; and

(3) any Net Proceeds received from an Asset Sale shall be held in Cash or Cash Equivalents pending the use of such proceeds as required or permitted subject to Section 4.06(c).

(b) The Company shall hold all Restricted Proceeds in Cash or Cash Equivalents pending the use of such proceeds as required or permitted subject to Section 4.06(c).

(c) When the aggregate amount of Restricted Proceeds exceeds $5,000,000, the Company shall promptly make an offer (the “Restricted Proceeds Offer”) to all holders of the Securities to purchase the maximum principal amount of Securities that may be purchased out of the Restricted Proceeds, at an offer price in cash in an amount (the “Restricted Proceeds Offer Price”) equal to 105.5% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of the purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the aggregate principal amount of Securities surrendered by holders thereof exceeds the amount of Restricted Proceeds, the Company shall select the Securities to be purchased on a pro rata basis. Upon completion of such Restricted Proceeds Offer, the amount of Restricted Proceeds shall be reset at zero. Simultaneously with the making of such Restricted Proceeds Offer, the Company shall provide the holders with an Officers’ Certificate setting forth the Restricted Proceeds Offer Price, the date on which the aggregate amount of Restricted Proceeds exceeded $5,000,000 (the “Restricted Proceeds Threshold Date”) and the calculations used in determining the amount of Restricted Proceeds to be applied to the repurchase of the Securities.

(d) Within 30 days following the Restricted Proceeds Threshold Date the Company shall mail a notice of any Restricted Proceeds Offer to each holder, with a copy to the Trustee, stating:

(1) that a Restricted Proceeds Offer is being made pursuant to this Section 4.06 and that such holder has the right to require the Company to purchase all or part (as applicable) of such holder’s Securities at a purchase price in cash equal to 105.5% of the principal amount of such Securities to be purchased plus accrued and unpaid interest, if any, to the date of purchase with respect to the amount to be purchased (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Restricted Proceeds Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Restricted Proceeds Payment Date”); and

(3) the procedures determined by the Company, consistent with this Section 4.06, that a holder must follow in order to have its Securities repurchased.

(e) On the Restricted Proceeds Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Securities or portions of Securities (in amounts of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Restricted Proceeds Offer;

(2) deposit with the Paying Agent an amount equal to the Restricted Proceeds Payment in respect of all Securities or portions of Securities so tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent shall promptly mail to each holder of Securities so tendered the Restricted Proceeds Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. If the Restricted Proceeds Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Restricted Proceeds Offer.

(f) On the Restricted Proceeds Date, all Securities purchased by the Company under this Section 4.06 shall be delivered by the Company to the Trustee for cancellation (and, if applicable, issuance of new Securities in the principal amount not so purchased), and the Company shall pay the Restricted Proceeds Payment to the holders entitled thereto.

(g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Section 4.06 by virtue of the conflict.

SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, however, that nothing herein shall prohibit intercompany loans to fund expenditures of a Subsidiary of the Company in the ordinary course of business and permitted under Sections 4.03 and 4.04(a).

SECTION 4.08. Change of Control. (a) If a Change of Control or Total Asset Sale occurs, each holder will have the right to require the Company to repurchase all or any part (in amounts of $2,000 or integral multiples of $1,000 in excess thereof) of such holder’s Securities at a purchase price in cash equal to 101% (in the case of a Change of Control) or 105.5% (in the case of a Total Asset Sale) of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If a Change of Control and Total Asset Sale are both deemed to have occurred, the provisions applicable to a Total Asset Sale shall control and the applicable purchase price in the preceding sentence shall be 105.5% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) Within 30 days following any Change of Control or Total Asset Sale the Company shall mail a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:

(1) that a Change of Control or Total Asset Sale has occurred and that such holder has the right to require the Company to purchase such holder’s Securities at a purchase price in cash equal to 101% (in the case of a Change of Control) or 105.5% (in the case of a Total Asset Sale) of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3) the procedures determined by the Company, consistent with this Section 4.08, that a holder must follow in order to have its Securities repurchased.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Securities or portions of Securities (in amounts of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent shall promptly mail to each holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

(d) On the Change of Control Payment Date, all Securities purchased by the Company under this Section 4.08 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the Change of Control Payment to the holders entitled thereto.

(e) The Company shall not be required to make a Change of Control Offer upon a Change of Control or Total Asset Sale if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption of all of the Securities has been given pursuant to this Section 4.08 and paragraph 5 of the Securities, unless and until there has been a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control or Total Asset Sale, conditional upon such Change of Control or Total Asset Sale, if a definitive agreement is in place for the Change of Control or Total Asset Sale at the time of making of the Change of Control Offer.

(f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Section 4.08 by virtue of the conflict.

SECTION 4.09. Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Company or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a) Liens pursuant to this Indenture, the Securities or any Subsidiary Guarantees;

(b) Existing Liens and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c) Liens for taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(9);

(i) Liens on the Specified Property (as defined in the definition of “Project Financing Indebtedness”) of the special purpose Subsidiary incurring the applicable Project Financing Indebtedness and/or Liens on the contract revenues under a contract for the sale of products or services manufactured at and/or derived from the Specified Property by such special purpose Subsidiary entered into in the ordinary course of business to secure Project Financing Indebtedness of such special purpose Subsidiary;

(j) Liens securing Indebtedness permitted under Section 4.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

(k) Liens on the assets of Harvest Dussafu BV or any Subsidiary of Harvest Dussafu BV securing the Indebtedness described in Section 4.03(j).

SECTION 4.10. Future Subsidiary Guarantors. (a) If, after the Issue Date, any Domestic Subsidiary of the Company that is not already a Subsidiary Guarantor incurs any Indebtedness, or issues any preferred stock, then such Subsidiary shall become a Subsidiary Guarantor by executing and delivering a supplemental indenture, in the form provided for in this Indenture, to the Trustee within 30 days of the date on which it incurred such Indebtedness or issued such preferred stock.

(b) The Subsidiary Guarantee of a Subsidiary Guarantor shall be released upon request of the Subsidiary Guarantor at such time as such Subsidiary Guarantor is not liable for any Indebtedness and has no preferred stock outstanding, as long as at the time of such release (1) no Default or Event of Default has occurred and is continuing, (2) the Subsidiary Guarantor is not an obligor party to any undrawn Credit Facility or any Credit Facility under which letters of credit are outstanding or any instrument governing the terms of undrawn Indebtedness or any Guarantee thereof, (3) the Subsidiary Guarantor has not been liable under any Indebtedness whatsoever during the immediately preceding 181 consecutive days and (4) if the Subsidiary Guarantor paid any fees or similar compensation (specifically excluding principal and interest) to a creditor in connection with the termination or satisfaction of Indebtedness incurred after the Issue Date, such Subsidiary shall pay the same fee or similar compensation to the holders of the Securities at the time of such payment, pro rata in accordance with the principal amount of Securities then held by each holder.

SECTION 4.11. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Company and the Subsidiary Guarantors during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Company is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes the fiscal year end.

SECTION 4.12. Changes in Nature of Business. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

SECTION 4.13. Use of Proceeds. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, use the proceeds of the offering of the Securities, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

SECTION 4.14. Amendments of Organization Documents. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, amend any of its Organization Documents in any way that would have an adverse effect on the ability of the Company or any Subsidiary Guarantor to repay the Securities.

SECTION 4.15. Accounting Changes. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

SECTION 4.16. Prepayments, Etc. of Indebtedness. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except the prepayment of the Securities in accordance with the terms of this Indenture.

SECTION 4.17. Terrorism Sanctions Regulations. The Company will not and will not permit any Affiliated Entity to knowingly (a) become an OFAC Listed Person or (b) have any investments in, or engage in any dealings or transactions with, any Blocked Person.

SECTION 4.18. Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) compliance with such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.19. Compliance with Environmental Laws. The Company shall, and shall cause each Subsidiary to comply, and, except with respect to oil and gas properties that are not operated by the Company or any of its Subsidiaries, cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits, except in any of the foregoing instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action required to remove and clean up all Hazardous Materials from any of its properties, as required under, and in accordance with the requirements of all Environmental Laws; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Article 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the

Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case Section 5.01(a)(1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Securities; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and qualifications, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) or any amendments comply with this Indenture.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, provided, however, that any Petrodelta Transaction shall not be deemed to constitute a sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of any Subsidiary of the Company or the Company for purposes of this Section 5.01.

Any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary of the Company (so long as no Capital Stock of the Company is distributed to any Person); provided that, in the case of a Subsidiary of the Company that merges into the Company, the Company will not be required to comply with Section 5.01(a)(4).

(b) In addition, the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Company or another Subsidiary Guarantor) and will not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor to any Person (other than the Company or another Subsidiary Guarantor), unless:

(1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such

Subsidiary Guarantor under its Subsidiary Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary of the Company as a result of such transaction as having been Incurred by such Person or such Subsidiary of the Company at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and qualifications, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(2) the transaction is made in compliance with Section 4.06.

Article 6

Defaults and Remedies

SECTION 6.01. Events of Default. Each of the following is an “Event of Default”:

(1) default in any payment of interest on any Security when due and such default continues for 10 days;

(2) default in the payment of the principal of, or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with Section 5.01 or failure to consummate a purchase of Securities when required pursuant to Section 4.08;

(4) failure by the Company or any of its Subsidiaries to comply with any of its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 (other than a failure to purchase Securities when required under Section 4.08), for 30 days after the earlier of (i) written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Securities or (ii) the time at which a Responsible Officer of the Company first has knowledge of the failure;

(5) failure by the Company or any of its Subsidiaries to comply with any of the other agreements contained in this Indenture or the Securities (other than those referred to in clause (1), (2), (3) or (4) above), for 60 days after the earlier of (i) written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Securities or (ii) the time at which a Responsible Officer of the Company first has knowledge of the failure;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary of the Company, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default has not been cured prior to the expiration of any applicable grace period provided in such Indebtedness (“payment default”) and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such a default, aggregates to more than $3.0 million at any one time;

(7) the Company, any Subsidiary Guarantor or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (together with Section 6.01(8), the “bankruptcy provisions”):

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, any Subsidiary Guarantor, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company, any Subsidiary Guarantor, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, or for any substantial part of its or their property; or

(C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9) failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, bonded, discharged or stayed for a period of 60 consecutive days following the entry of such judgment or decree (the “judgment default provision”); or

(10) any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary, denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Securities, by prior written notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration of acceleration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.

In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 6.01(6) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the Event of Default or payment default triggering such Event of Default pursuant to Section 6.01(6) shall be remedied or cured by the Company or a Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, and interest on the Securities that has become due solely because of such declaration of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences, except (a) a Default in the payment of the principal, premium, if any, or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Security may pursue any remedy with respect to this Indenture or the Securities unless:

(1) such holder has previously given to the Trustee notice stating that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(3) such holder or holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after receipt thereof and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Securityholders. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of, premium, if any, and interest on the Securities held by such holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee, the Paying Agent or Registrar for amounts due hereunder, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to verify any mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely on, and shall be fully protected from acting or refraining from acting on, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act directly or indirectly through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or refrains from taking in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be required to give any note, bond or surety in respect of the trusts and powers under this Indenture.

(g) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any persons specified as so authorized in such certificate previously delivered and not superseded.

(h) Except with respect to receipt of scheduled payments of principal and interest and any Default or Event of Default information contained in the Officers’ Certificate delivered to it pursuant to Section 4.11, the Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

(i) The delivery of reports, information and documents to the Trustee described in Section 4.02 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

(j) The Trustee may act and conclusively rely and shall be protected in acting, or refraining from acting, and conclusively relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by a Trust Officer and such notice references the Securities and this Indenture.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(o) The Trustee may request that the Company deliver a certificate setting forth the names of Persons and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(p) Neither the Trustee in its individual capacity, nor any of its owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of any amounts required to be paid under the Securities or for the agreements of the Company contained herein.

(q) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15, beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA § 313(a), if such report is required by TIA § 313. The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as agreed by the Company and the Trustee in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, liability, damage, claim or expense (including attorneys’ fees and expenses) including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Subsidiary Guarantors, any holder or any other Person) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture, the termination of this Indenture under Bankruptcy Law, and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing no later than 30 days before the effective date of the termination and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the holders of a majority in principal amount of the Securities and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the securities of that or those securities to which the appointment of such successor Trustee related other than as hereafter expressly set forth herein. The successor Trustee, upon payment of its charges, shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The retiring Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee hereunder.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Article 8

Amendments

SECTION 8.01. Without Consent of Holders. The Company, the Subsidiary Guarantors, if any, and the Trustee may amend this Indenture and the Securities without notice to or consent of any holder to:

(a) cure any ambiguity, omission, defect or inconsistency;

(b) provide for the assumption by a successor Person of the obligations of the Company or any Subsidiary Guarantor under this Indenture;

(c) provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(d) add Guarantees with respect to the Securities, including any Subsidiary Guarantees, or release a Subsidiary Guarantor in accordance with the applicable provisions of this Indenture;

(e) secure the Securities;

(f) comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(g) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of this Indenture; or

(h) make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of Securities; provided, however, that

(a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Securities.

After an amendment under this Section becomes effective, the Company shall mail to holders of the Securities a notice briefly describing such amendment. The failure to give such notice to all holders of the Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 8.02. With Consent of Holders. The Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture and the Securities with the written consent of the holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities) and any past default or compliance with any provisions may also be waived with the consent of the holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). However, without the consent of each holder of an outstanding Security affected thereby, an amendment or waiver may not:

(a) reduce the amount of Securities whose holders must consent to an amendment;

(b) reduce the stated rate of or extend the stated time for payment of interest on any Security;

(c) reduce the principal of or change the Stated Maturity of any Security;

(d) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed as pursuant to Article 3 hereof or paragraph 5 of such Security whether through an amendment, waiver or otherwise;

(e) make any Security payable in money other than that stated in the Security;

(f) impair the right of any holder to receive payment of premium, if any, principal of and interest on such holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Securities;

(g) make any change in the ranking or priority of any Security that would adversely affect the holders of the Securities;

(h) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

(i) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee, in each case in any manner adverse to the holders.

It shall not be necessary for the consent of the holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 8.03. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a holder of a Security shall bind the holder and every subsequent holder of that Security or portion of the Security that evidences the same debt as the consenting holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 8.04. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 8.05. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 8 if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or otherwise. If it does, the Trustee may but need not sign it. As a condition to signing such amendment the Trustee shall receive indemnity or security reasonably satisfactory to it and shall receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 8.06. Payment for Consent. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all holders of the Securities that consent, waive or agree to amend in the time set forth in the solicitation documents relating to such consent, waiver or amendment.

Article 9

Subsidiary Guarantees

SECTION 9.01. Guarantees. (a) Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor shall remain bound under this Article 9 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) To the fullest extent allowed by applicable law, each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. To the fullest extent allowed by applicable law, each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by: (1) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 9.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and (to the extent it may lawfully do so) waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(c) To the fullest extent allowed by applicable law, except as expressly set forth in Sections 9.02 and 9.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent allowed by applicable law, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

(d) Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the holders and the Trustee.

(f) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

(g) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section.

(h) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

SECTION 9.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 9.03. Successors and Assigns. This Article 9 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 9.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article 9 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 9 at law, in equity, by statute or otherwise.

SECTION 9.05. Modification. No modification, amendment or waiver of any provision of this Article 9, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 9.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article 9 (other than any obligation that may have arisen under Section 9.07):

(a) upon the sale or other disposition (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) of such Subsidiary Guarantor; or

(b) in accordance with Section 4.10.

provided, however, that in the case of clause (a) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company (and whether or not the Subsidiary Guarantor is the surviving Person in such transaction), (ii) such sale or disposition is made in compliance with this Indenture, (iii) all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other Indebtedness of the Company or its Subsidiaries terminate upon consummation of such transaction, and (iv) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 4.06.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 9.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 9.08. Non-Impairment. The failure to endorse a notation of Subsidiary Guarantee on any Security shall not affect or impair the validity thereof.

Article 10

Miscellaneous

SECTION 10.01. Notices. Any notice, request or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(fax: 281-899-5702)

Attention: General Counsel

if to the Trustee:

U.S. Bank National Association

555 San Felipe, Suite 1150

Houston, Texas 77056

(Fax: 713-235-9213)

Attention: Mauri Cowen

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.02. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any of the Subsidiary Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Subsidiary Guarantor shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that such Opinion of Counsel shall not be required to be furnished in connection with the issuance of the Securities on the Issue Date.

SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 10.05. When Securities Disregarded. In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 10.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 10.07. Legal Holidays. If a payment date falls on a day other than a Business Day, payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. If a regular record date falls on a day other than a Business Day, the record date shall not be affected.

SECTION 10.08. Governing Law; Submission to Jurisdiction. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and each Subsidiary Guarantor irrevocably and unconditionally submit to the non-exclusive jurisdiction of the courts of the State of New York or any federal court sitting in the borough of Manhattan, the city of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or for recognition or enforcement of any judgment and irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such federal court.

SECTION 10.09. No Recourse Against Others. A director, officer, employee, incorporator or equityholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of any Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.14. WAIVER OF JURY TRIAL. THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.15. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 10.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder or under any other document or agreement entered into in connection herewith arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HARVEST NATURAL RESOURCES, INC.

By:	/s/ Stephen C. Haynes
Name:	Stephen C. Haynes
Title:	Vice President and Chief Financial Officer

[Harvest Natural Resources Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mauri Cowen
Name:	Mauri Cowen
Title:	Vice President

[Harvest Natural Resources Indenture]

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Purchase Agreement” means with respect to the Securities issued on the Issue Date, the Purchase Agreement dated October 11, 2012, among the Company and the several initial purchasers named therein.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“IAI Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)

2. The Securities.

2.1(a) Form and Dating. The Securities will be offered and sold by the Company pursuant to the Purchase Agreement pursuant to Section 4(a)(2) of the Securities Act or Regulation S under the Securities Act (“Regulation S”) (but not pursuant to Rule 144A under the Securities Act (“Rule 144A”)). Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Securities resold pursuant to Rule 144A shall be issued in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Securities resold to IAIs shall be issued in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); and Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities in fully registered form (the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

Beneficial interests in Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes

2

to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the Trustee a written certificate (substantially in the form of Exhibit A to this Indenture) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an IAI that is an IAI acquiring the securities for its own account or for the account of such an IAI, in each case in a minimum principal amount of the Securities of $100,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form set forth on the reverse of the Security) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or

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other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver on the Issue Date, an aggregate principal amount of $79,750,000 11.0% Senior Notes Due. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the registration requirements of the Securities Act: (i) a

4

certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.

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(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a beneficial interest in a Global Security is exchanged for Definitive Securities pursuant to Section 2.4, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Legend.

(i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER

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JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH SHORTER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE) OR IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A

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U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the holders and all payments to be made to holders under the Securities shall be given or made only to or upon the order of the registered holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through

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the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee at its designated corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount (subject to the $2,000 minimum denomination) and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and Definitive Securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

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(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any holder to pursue a remedy pursuant to Article 6 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1

to

RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON NOTE OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, NOT TO OFFER, SELL OR OTHERWISE

TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A SECURITIES: ONE YEAR (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144 OR ITS SUCCESSOR RULE AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION); OR IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH HARVEST NATURAL RESOURCES, INC. (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET. SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 1177 ENCLAVE PARKWAY, SUITE 300, HOUSTON, TEXAS 77007, FAX: (281) 899-5702.

IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION

2

S UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “UNITED STATES PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

3

CUSIP [                    ]

ISIN [                   ]1

No.	$

11.0% Senior Notes Due 2014

Harvest Natural Resources, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[—] [(as such sum may be increased or decreased as reflected on the Schedule of Increases or Decreases in Global Note attached hereto)] on October 11, 2014.

Interest Payment Dates: January 1, April 1, July 1 and October 1; commencing January 1, 2013.

Record Dates: December 15, March 15, June 15 and September 15

Additional provisions of this Security are set forth on the other side of this Security.

[1]	144A CUSIP: 41754V AD5

144A ISIN: US41754VAD55

Regulation S CUSIP: U24690 AB2

Regulation S ISIN: USU24690AB21

IAI CUSIP: 41754V AE3

IAI ISIN: US41754VAE39

4

IN WITNESS WHEREOF, Harvest Natural Resources, Inc. has caused this instrument to be duly executed.

Dated: October 11, 2012

HARVEST NATURAL RESOURCES, INC.

By:
Name:
Title:

5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Name:
Title:

Dated: October [—], 2012

6

[FORM OF REVERSE SIDE OF SECURITY]

11.0% Senior Notes Due 2014

1. Interest

Harvest Natural Resources, Inc., a Delaware corporation (the “Company”) and its successors and assigns under the Indenture hereinafter referred to, promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided that upon the occurrence and during the continuation of an Event of Default, the Company shall pay interest on the principal amount of this Security at the rate per annum equal to the rate per annum shown above plus two percentage points (2%). The Company shall pay interest quarterly on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2013. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 11, 2012. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the December 15, March 15, June 15 and September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of October 11, 2012 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the

7

Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are senior unsecured obligations of the Company. The Securities will be treated as a single class for all purposes under the Indenture.

5. Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

The Company shall be entitled at its option at any time or from time to time to redeem all or a portion of the Securities, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest on the Securities, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below:

Period	Redemption Price
October 11, 2012 to April 11, 2013	105.500%
April 12, 2013 to October 12, 2013	103.000%
October 13, 2013 and thereafter	100.000%

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest on the Securities, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Company.

The Company shall cause notice of such redemption to be mailed by first-class mail to the registered address of each holder of Securities to be redeemed not less than 30 nor more than 60 days prior to the redemption date, except that redemption notices issued in connection with a satisfaction or discharge of the Indenture may be mailed more than 60 days prior to the redemption date.

6. Mandatory Redemption

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

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7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase Obligations

Upon a Change of Control or Total Asset Sale, any holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such holder at a repurchase price equal to 101% (in the case of a Change of Control) or 105.5% (in the case of a Total Asset Sale) of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. If a Change of Control and Total Asset Sale are both deemed to have occurred, the provisions applicable to a Total Asset Sale shall control and the applicable purchase price in the preceding sentence shall be 105.5% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

If Restricted Proceeds from Asset Sales (excluding Total Assets Sales) exceed $5,000,000, the Company shall make a Restricted Proceeds Offer to the holders of the Securities to purchase the maximum principal amount of Securities that may be purchased out of the Restricted Proceeds at a price in cash in an amount equal to 105.5% of the principal amount of the Securities plus accrued and unpaid interest to the date of the purchase in accordance with the terms of the Indenture. Notwithstanding Section 5 of this Security and irrespective of the date of prepayment, if Restricted proceeds from Asset Sales (excluding Total Asset Sales) exceed $5,000,000, the company shall make a Restricted Proceeds Offer to the holders of the Securities to purchase the maximum principal amount of Securities that may be purchased out of the Restricted Proceeds at a price in cash in an amount equal to 105.5% of the principal amount of the Securities plus accrued and unpaid interest to the date of the purchase in accordance with the terms of the Indenture.

9. Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities and other obligations under the Indenture will be fully and unconditionally guaranteed on a joint and several subordinated basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

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10. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11. Persons Deemed Owners

The registered holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any holder of Securities, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture and the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to make any change that does not adversely affect the rights of any holder of Securities, or to comply with any requirements of the SEC in connection with the Trust Indenture Act, or to comply with the rules of any applicable securities depository, or to provide for the issuance of exchange securities, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities, or to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture, or to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts by more than one trustee under the Indenture.

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14. Defaults and Remedies

Under the Indenture, Events of Default include: (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $3.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $3.0 million; and (g) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A director, officer, employee, incorporator or equityholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or of any Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

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17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: 1177 Enclave Parkway, Suite 300, Houston, Texas 77077 (fax: 281-899-5702); Attention: General Counsel.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of one year after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

	(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

	(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

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(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements and, if required, an opinion of counsel.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) of (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	Notice:	To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:     ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount in principal amount: $[—]

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A

Form of

Transferee Letter of Representation

[—]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 11.0% Senior Notes due 2014 (the “Securities”) of Harvest Natural Resources, Inc. (the “Issuer”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company was or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, (iv) outside the

United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

by:

A-2

EXHIBIT B

Form of Supplemental Indenture

to be Delivered by Subsequent Guarantors

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20    , among              (the “Guaranteeing Subsidiary”), a subsidiary of Harvest Natural Resources, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 11, 2012 providing for the issuance of 11.0% Senior Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including, but not limited to, Article 10 thereof.

3.	No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, member, manager, partner or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.	NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.	The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

(Signature Page Follows)

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

HARVEST NATURAL RESOURCES, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: